Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Todos Medical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Units, each consisting of one Ordinary Share, par value par value NIS 0.01 per share, and one Warrants each to purchase one Ordinary Share	457(o)			$11,500,000	$92.70 per $1,000,000	$1,066.05
	Equity	Ordinary Shares included as part of the Units (3)(4)	457(i)			-		-
	Equity	Warrants to purchase Ordinary Shares included as part of the Units (4)(5)(6)(7)	(4) (6)			-		-
	Equity	Ordinary Shares issuable upon exercise of the Warrants (3)(7)	457(o)			$13,800,000	$92.70 per $1,000, 000	$1,279.26
	Equity	Representative’s Warrants(6)	457(g)			-		-
	Equity	Ordinary Shares issuable upon exercise of Representative’s Warrants (4)(8)	457(g)			$600,000	$92.70 per $1,000, 000	$55.62

Carry Forward Securities
Carry Forward Securities	X
	Total Offering Amounts	$25,900,000	$2,400.93
	Total Fees Previously Paid		-
	Total Fee Offsets
	Net Fee Due		$2,400.93

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes ordinary shares to cover the exercise of the over-allotment option granted to the underwriter.

(3)	Pursuant to Rule 416 of the Securities Act, the ordinary shares registered hereby also includes an indeterminable number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	No fee required pursuant to Rule 457(i) under the Securities Act.

(5)	Includes ordinary shares which may be issued upon exercise of additional warrants which may be issued upon exercise of the over granted to the underwriter.

(6)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares underlying the warrants are registered no registration fee is required with respect to the Warrants registered hereby.

(7)	The warrants are exercisable at a per share price of 120% of the price per Unit in this offering.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 120% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is equal to 120% of $500,000 (which is equal to 5% of $10,000,000).